UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )

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Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under to §240.14a-12

Angel Oak Financial Strategies Income Term Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Subject: Urgent: Support Needed for FINS Shareholder Proposals

[Adviser’s Name],

I am reaching out to request your critical support on behalf of the Angel Oak Financial Strategies Income Term Trust (FINS). Recently shareholders of FINS received proxy information regarding the Fund's upcoming annual meeting on June 26, 2025, which includes two key proposals:

  Approval of a new investment advisory agreement with Angel Oak Capital Advisors, LLC (the Fund’s adviser since inception), and
  Re-election of two incumbent Independent Trustees with longstanding experience and commitment to shareholder interests.

Given your influence and relationship with shareholders, your assistance is crucial. We ask that you:

  Encourage clients to vote all proposals using the WHITE proxy card.
  Ensure clients understand they can change a prior vote by submitting a new WHITE proxy card.

Here are the phone numbers shareholders can use to vote and/or look up their Control #:

•	Automated vote:
o	888-227-9349
o	Requires a Control #
•	Live rep if they don’t know their Control #
o	800-581-3783
o	They can look up the Control # but not accept votes

If you or your clients have any questions, please contact EQ Fund Solutions at 800-581-3783 (M–F, 9:00 AM–10:00 PM ET).

Thank you in advance for your partnership and continued support of the Fund and its long-term success.